EXHIBIT 24

POWER OF ATTORNEY

PepsiCo, Inc. ("PepsiCo") and each of the undersigned, an officer or director, or both, of PepsiCo, do hereby appoint Robert F. Sharpe, Jr. and Lawrence F. Dickie, and each of them severally, its, his or her true and lawful attorney-in-fact to execute on behalf of PepsiCo and the undersigned the following document and any and all amendments thereto (including post-effective amendments):

S-8 Registration Statement required to be filed by PepsiCo or any of its subsidiaries for the (a) The Quaker 401(k) Plan for Salaried Employees, (b) The Quaker 401(k) Plan for Hourly Employees, (c) Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates (Teamster Local Union #173), (d) Retirement Savings and Investment Plan for Union Employees of Tropicana Products, Inc. and Affiliates, and (e) PepsiCo SharePower Stock Option Plan;

and to file the same, with all exhibits thereto and other documents in connection therewith; and each of such attorneys shall have the power to act hereunder with or without the other.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of June 21, 2001.

	By:	PepsiCo, Inc. /s/ Robert F. Sharpe, Jr. Robert F. Sharpe, Jr. Senior Vice President, Public Affairs General Counsel and Secretary
/s/ Steven S Reinemund		/s/ Arthur C. Martinez
Steven S Reinemund		Arthur C. Martinez
Chairman of the Board and		Director
Chief Executive Officer
/s/ Indra K. Nooyi		/s/ John J. Murphy
Indra K. Nooyi		John J. Murphy
President,		Director
Chief Financial Officer and Director
/s/ Roger A. Enrico		/s/ Franklin D. Raines
Roger A. Enrico		Franklin D. Raines
Vice Chairman of the Board		Director
/s/ Peter A. Bridgman		/s/ Sharon Percy Rockefeller
Peter A. Bridgman		Sharon Percy Rockefeller
Senior Vice President and Controller		Director
(Chief Accounting Officer)
/s/ John F. Akers		/s/ Franklin A. Thomas
John F. Akers Director		Franklin A. Thomas Director
/s/ Robert E. Allen		/s/ Cynthia M. Trudell
Robert E. Allen Director		Cynthia M. Trudell Director
/s/ Peter Foy		/s/ Solomon D. Trujillo
Peter Foy Director		Solomon D. Trujillo Director
/s/ Ray L. Hunt Ray L. Hunt Director